Exhibit 10.2

MANAGEMENT CONSULTING AGREEMENT

AGREEMENT made this 5th day of June, 2012, by and between Penny Auction Solutions, Inc. a Nevada corporation (“Company”) having its principle place of business at 7964 Arjons Dr. Ste. H-206 San Diego, CA 92126 and Gallery Partners, PLC: (“Consultant”) having its principle place of business at 9013 Baywood Park Drive, Seminole, Fl. 33777 and collectively as the “Parties”.

WHEREAS, the Company desires to engage Consultant to assist in Company becoming a public company; oversee a “working group” capable of accomplishing this goal; research business development and marketing opportunities for the Company; and provide advice as to corporate organization, market capitalization and shareholder relations. Consultant will act as an independent contractor and not as an employee.

WHEREAS, Consultant desires to consult with the Board of Directors and officers of the Company and is willing to accept such engagement on the terms set forth in this Agreement. Now therefore in consideration of the foregoing recitals and the mutual covenants and obligations contained in this Agreement, including the payment of good and valuable cconsideration contained herein, the parties agree as follows:

1.  Term. The respective duties and obligations of the contracting parties shall commence on the date hereof and continue for a period of twenty four months, or until the terms of Attachment “A” -Compensation have been satisfied.

2.  Services. Consultant shall be available to consult with the Board of Directors and the officers of the Company at upon reasonable notice and at agreed upon times. Services shall include:

a.   Oversee an experienced team, hired by the Company, with the goal of becoming a public company. The team should include an SEC attorney, CPA, PCAOB auditor, transfer agent, edgarization filer, DTC eligibility filer, broker dealer capable of establishing a market for the Company’s shares on the OTCBB and other members necessary to accomplish the task.

b.   Assist Company with its corporate housekeeping and corporate governance to prepare for a Form 10 and subsequent S-1 filing.

c.   Provide the Company’s management with a chronological outline (template) of planned or suggested activities to manage the Company’s marketing / IR efforts, company valuation and stock pricing, shareholder support, short-seller issues, capitalization structure, market image of the Company and historical price monitoring of the Company’s stock.

d.   Assist the Company in monitoring the services provided by the Company’s advertising firm, public relations firm and other professionals to be employed by the Company,

e.   Advise the Company relative to the continued development of the customer relations program and to stimulate interest in the Company by institutional investors and other members of the financial community, Assist with the continued identification and contact of broker-dealers to generate interest in the Company.

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f. Advise and recommend to the Company additional services relating to the present business and services provided by the Company as well as new products and services that may be provided by the Company.

g. Serve in a consulting capacity with Sr. Management and the BOD for major company decisions regarding items such as (but not limited to) authorization / issuance of PAS common or preferred stock, capitalization structure, stock treasury management, and shareholder management as it relates to PAS obtaining an effective S1.

The Consultant shall devote as much time to the performance of the Services as is reasonably necessary in Consultant’s sole discretion. The Company recognizes that the Consultant has and will continue to have other clients and agrees that this engagement is non-exclusive. It is contracted and agreed that part of the compensation hereunder is in consideration for said prior advice and services, and that all of the benefits and protection provided hereunder to Consultant extends fully to such prior advice and services.

The Consultant services do NOT include consulting with or advising or assisting the Company, in any manner with the offer or sale of securities in any capital-raising transaction or to directly or indirectly promote or maintain a market for any of the Company’s securities.

The Company acknowledges that Consultant’s services are offered on a good faith basis, and Consultant has not and cannot provide a guarantee of results.

The Company shall provide all due diligence information requested and execute all legal and corporate documents in a timely manner,

3.  Confidentiality. Unless otherwise agreed, the Parties hereby agree to keep completely confidential between themselves and Third Parties to whom they are introduced, all information, names and other details which they are provided by the other Party as a result of this Agreement. The Company and/or Consultant has or will have access to and may obtain specialized knowledge, trade secrets and confidential information (but not necessarily “insider” information) about the Company’s and/or Consultant’s operations. Therefore, Company and Consultant agree not to disclose Confidential Information. The Consultant shall not disclose any non-public, confidential or proprietary information. Parties acknowledge a separate “Non Compete and Non Disclosure Agreement” has been executed.

4.  Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys’ fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant. The obligations of the Consultant described in this Agreement consist solely of the furnishing of information and advice to the Company in the form of suggestions and services. In no event shall Consultant be required to act in behalf of, or as an agent for, or represent or make management decisions for the Company, nor shall Consultant do so. All final decisions with respect to acts and omissions of the Company or any affiliates and subsidiaries, shall be solely those of the Company or such affiliates and subsidiaries, and Consultant shall under no circumstances be liable for any direct or indirect expense incurred, or loss suffered, by the Company, its shareholders, or any other entity or party as a consequence of such acts or omissions, and Company shall so indemnify Consultant from any and all such expense and liability.

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5.  Indemnity by the Company. The Company shall protect, defend, indemnify and hold Consultant harmless from and against an losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, cost and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (a) the suggestions and advice provided by Consultant pursuant to this Agreement, (b) the inaccuracy, non-fulfillment or breach of any representation warranty, covenant or agreement made by the Company; or (c) any legal action, including any counterclaim, representation, warranty, covenant or agreement made by the Company or any third party; (d) negligent or willful misconduct, occurring during the term hereof, or thereafter, with respect to any decisions made by the Company; or (e) any action by third parties.

6.  Compensation. See attachment “A” - Compensation.

7.  Expenses. Consultant shall be entitled to reimbursement by the Company of such reasonable out of pocket expenses as Consultant may incur in performing services under this Consulting Agreement. Any expense over $100.00 shall be approved in advance by the Company.

8.  Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Pinellas County, City of St. Petersburg, FL. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day of 2012

/s/ Michael C. Holt,

Michael C. Holt, CEO

Penny Auction Solutions, Inc.

/s/ Paul Winkle

Paul Winkle, Managing Partner

Gallery Partners, LLC

/s/ Frank Pinizzotto

Frank Pinizzotto, Managing Partner

Gallery Partners, LLC

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Attachment “A” - Compensation

1.	Gallery Partners, LLC will be paid a monthly fee of $3,000 or 25,000 shares of the Company’s restricted common stock for twenty four months or until the Company's registration statement is declared effective by the SEC, whichever occurs first.

2.	Two percent (2%) of the outstanding common shares of Penny Auction Solutions, Inc. shall be issued to Gallery Partners, LLC upon Company’s registration statement declared effective by the SEC. The number of restricted common shares issued to Consultant shall be calculated using the number of common shares outstanding on the date the Company's registration statement is declared effective by the SEC. The timeline for the payment of the 2% of the outstanding common shares shall be prorated as follows: 1% upon the obtainment of an effective S1 statement (i.e. within 10 business days from the date of an effective S1 statement). 1% issued 60 days after the obtainment of an effective S1 statement.

The Company, or its designee, will provide all requested documents (at Company’s expense) necessary to allow for deposit and clearance of shares issued to Consultant at the broker dealer and clearing firm of Consultant’s choice.

The terms of Paragraph 1 of “Attachment “A” - Compensation” of this Agreement may be terminated by either party giving thirty (30) days' written notice to the other party at the addresses stated above, regardless of presence or absence of any cause. The terms of Paragraph 2 of Attachment “A” - Compensation of this Agreement may be terminated by either party after six months following giving thirty (30) days’ written notice to the other party at the addresses stated above. Upon termination, any unpaid fees due Consultant shall be paid to Consultant within 10 business days of receipt of termination.

/s/ Michael C. Holt,

Michael C. Holt, CEO

Penny Auction Solutions, Inc.

/s/ Paul Winkle

Paul Winkle, Managing Partner

Gallery Partners, LLC

/s/ Frank Pinizzotto

Frank Pinizzotto, Managing Partner

Gallery Partners, LLC

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